Exhibit 10.3


                       Solicitation Partnership Agreement

     This Solicitation Partnership Agreement, effectively dated August 4, 2003, is entered into by and between CHG Allied, Inc., a Delaware corporation (CHGA, or the "Solicitation Partner" or "SP"), whose address is 3081 Holcomb
Bridge Road, C-2, Norcross, GA 30071, and EBG Consulting, Inc., a Nevada Corporation, (the EBG"), who address is 5080 N. 40th Street, #105, Phoenix, Arizona 85018, and Telco Billing, Inc., a wholly owned subsidiary of YP Net, Inc., both Nevada corporations (the "YPNET") whose address is 4840 E. Jasmine #110, Mesa, AZ 85205 with reference to the following:

     1. YPNT is engaged in the provision of internet yellow pages and access, pursuant to which YPNT mails to potential clients a solicitation in the form of a solicitation check, which, if cashed or deposited, signs that entity up for Internet Yellow Page / internet services / telephony services provided by YPNT.

     2. SP is engaged in business as a marketer of access to various types of medical practioners, and as such maintains accurate lists of its [associates, member/shareholders/clients, etc. (the "Recipients") which SP regularly mails to and believes would be interested in and would benefit from YPNT services.

     3. EBG is engaged in the non-exclusive business of procuring clients for such services. EBG has introduced the SP to YPNT, and YPNT and SP have agreed as provided pursuant to the terms of this Solicitation Partnership Agreement, to include with SP's regular mailings and or to mail YPNT's client solicitation material to Recipients, substantially in the form of "Exhibit A" hereto (the "Solicitation Material"), which material included a solicitation check (the
"Solicitation Check"), (collectively the Co-Mailing") which, once cashed or deposited converts a Recipient to a "Subscriber" by documenting that Recipient's agreement to as well as subscription for Internet Yellow Page/internet services/telephony services provided by YPNT, all as more fully set forth in the Solicitation Material.

     In consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

I.  Obligations  of  SP:
    -------------------

     a. the SP agrees to provide YPNT with a database of the intended Recipients of the Co-Mailing, including relevant contact information so that YPNT can print, clear and reconcile cashed solicitations checks in order to identify and sign up new customers for YPNT services. YPNT will not otherwise use or disclose such database to third parties except as required to perform its duties according to this agreement or as otherwise authorized by the SP in writing.

     b. SP may provide endorsements for the YPNT and or YPNT's service, as reasonable requested by YPNT, which may or may not be included in any Co-Mailing at YPNT's sole discretion.

     c. SP may include the Solicitation Material and endorsement if any in SP's regular mailings to Recipients or as a separate mailer as mutually agreed to in writing.

     d. The SP shall bear all costs of mailings ("COM") for Co-Mailing except as noted in section II (a) below.

II.  Obligations  of  YPNT:
     ---------------------

     a. YPNT shall only be responsible for (i) the payment of all the printing of Solicitation Material, (ii) the payment of all amounts necessary to clear the Solicitation Checks as they are presented, and (iii) any increase in postage caused by the additional weight of the inclusion of Solicitation Material in the Co-Mailing.

     b. YPNT agrees to provide to the SP, on a monthly basis no later than the 15th day of each month, a written statement (the "Monthly Report") indicating all Recipients who have cashed and/or presented such YPNT checks for payment and who have become subscribers for services of YPNT (hereinafter, a "Subscriber"), canceled service, received refunds or adjustments from YPNT as well as the funds collected by YPNT from Subscribers during the previous month.

c. YPNT agrees to pay the SP on a monthly basis, a total of seventy-five cents ($0.75)_____ (the "Override Fee") per each individual paying Subscriber who from which YPNT has collected funds as set forth in the Monthly Report. Any payments required to be made to EBG shall be borne by YPNT and is subject to a separate agreement.

d. YPNT has the right to reject any database or portion thereof of Recipients, as well as t6o terminate any relationship with any Subscriber, as well as to refund any amount to any Subscriber at YPNT's sole and absolute discretion, and shall deduct such Override Fees already paid pertaining to such refund from the Override Fees then due or that may become due to SP and or EBG.

e. YPNT shall be required to pay an Override Fee on any funds collected from a Subscriber for up to a maximum of 36 months per subscriber.

III.  Miscellaneous:
      -------------

     a. As between YPNT and the SP, this Solicitation Partnership Agreement may be terminated at any time by YPNT or the SP, it being acknowledged and agreed however, that such termination shall not alter or amend the obligation to pay the Override Fee as provided for in herein.

     b. This agreement terminates in its entirety sixty (60) months after its effective date, except as described in number 2.e above.

     c.  Each  party  hereto  warrants  and  represents  that:

          (i) They are authorized, empowered and able to enter into and fully perform the obligations hereunder; and

          (ii) Neither this Agreement nor the fulfillment thereof shall infringe upon the personal or property rights of any person, firm or corporation;

          (iii) The services to be rendered hereunder shall not be in violation of any law, regulation or third party agreement

     d.  The  following  additional  provisions  shall  apply:

          (i) This Agreement shall be governed by and construed in accordance with the laws in force in Arizona and the parties hereby agree to submit to the courts located in the County of Phoenix, Arizona.

          (ii) All notices and other communication required or permitted to be given under this Agreement shall be in writing and shall be effective (a) when delivered personally; (b) when transmitted by electronic facsimile device or electronic mail; (c) upon receipt of such notice by Federal Express or other overnight delivery services; or (d) upon deposit in the U.S. Mail, certified or registered mail, postage prepaid and return receipt requested, addressed to the other party at its address set forth below, unless by notice a different address shall have been designated for giving notice hereunder.

For  YPNT:

                                    Licensee:  YP  Net,  Inc.
                                               ---------------------------------
                                     Address:  4840  E.  Jasmine  #110
                                               ---------------------------------
                                        City:  Mesa
                                               ---------------------------------
                             State/Zip  Code:  AZ,  85205
                                        Attn:  Greg  Crane  -  Director
                                               ---------------------------------

And  to

                                    Licensee:  Law Offices of Lewis & Rocca, LLP
                                               ---------------------------------
                                     Address:  40  N.  Central  Ave.
                                               ---------------------------------
                                        City:  Phoenix
                                               ---------------------------------
                             State/Zip  Code:  AZ,  85004
                                        Attn:  Randy  Papetti
                                               ---------------------------------

For  EBG:

                    EBG  Consulting,  Inc.
                    5080  N.  40th  Street,  #105
                    -------------------------------------------
                    Phoenix,  Arizona  85018
                    -------------------------------------------
                         Attn:    Brad  Edson
                               ------------------------

And  to

                    Kelly  Lytton  &  Varm
                    1900  AVE  OF  THE  STARS,  Suite  1450
                    Los  Angeles,  CA  90067

                    -------------------------------------------

                    -------------------------------------------
                         Attn:  Bruce  Varm,  Esq.
                               ------------------------

For  the  SP:

                    CHG  Allied,  Inc.
                    3081  Holcomb  Bridge  Road,  C-2
                    -------------------------------------------
                    Norcross,  GA  30071
                    -------------------------------------------
                         Attn:  G  E  Spalding
                               ------------------------


     (iii) This Agreement contains the entire understanding of the parties. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, amendment, extension or discharge is sought.

     (iv) All parties shall defend, indemnify and hold the other parties, their licenses and assigns and the directors, officers, employees and agents of the foregoing, harmless from all claims, liabilities, damages and costs (including reasonable legal feels and court costs) arising form any breach or alleged breach by such party of any representation, warranty or agreement made by such party hereunder or from any use of the materials supplied by such party hereunder.

     (v) All parties warrant to the other that they will not be responsible for representations, warranties or statements made to other third parties whether as part of this agreement or in reference to the other in any matter.

     (vi) Nothing in this agreement shall be construed as to make any other party an agent of any other party. The SP acknowledges and agrees that EBG is not responsible for, and has no obligation, whether express or implied, for the performance of YPNT under this agreement, including but not limited to, the payment by YPNT of the Solicitation Checks, or the payment of the Override Fee. YPNT agrees to indemnify and hold harmless both the SP and EBG from any claims from any third parties, including any Recipients, relative to any of the matters covered by this Sponsorship Partnership Agreement caused by a direct result of YPNT's negligence.

If any provision of this Agreement is determined to be invalid or unenforceable, the remaining portions hereof shall not be affected thereby and shall be binding upon the parties hereto and shall be enforceable as though said invalid or unenforceable provision were not contained herein.

     (vii) Any party may terminate this Agreement immediately upon notice in the event that another party (a) makes a general assignment for the benefit of creditors, (b) files a voluntary petition of bankruptcy, suffers or permits the appointment of a bankruptcy receiver for its business or assets, (c) becomes subject to any proceedings under any bankruptcy or insolvency law where such proceeding has not been dismissed within sixty (60) days or (d) has wound up or liquidated, voluntarily or otherwise.

     (viii) The parties acknowledge that it will be necessary to provide access to confidential and/or proprietary information ("Proprietary Information") to each other in connection with this Agreement. Proprietary Information shall be clearly identified or labeled as such by the disclosing party at the time of disclosure. Each party shall protect the confidentiality of the Proprietary Information of the other party in the same manner as it protects its own proprietary information of like kind. The parties shall return all Proprietary Information of the other upon the earlier of a request by the disclosing party or upon termination of the Agreement. Neither party shall reproduce, disclose or use the Proprietary Information of the other without written authorization of the other except in performing its obligations under this Agreement or as required by law. The terms and conditions of this Agreement shall be considered Proprietary Information and shall not be disclosed by either party to any third party. The limitations on reproduction, disclosure, or use of Proprietary Information shall not apply to Proprietary Information which (a) was develop3ed independently by the party receiving it; (b) was lawfully received from other sources without an obligation of confidence; (c) is published or otherwise disclosed to others by the disclosing party without restriction, or otherwise comes within the public knowledge or becomes generally known to the public without breach of this Agreement. CHGA's networks of providers, comprising a part of CHGA's Proprietary Information, as disclosed to YPNET and EGB from time to time includes, for EGB and YPNET's befit and use, providers in each of the States of the United States and in Puerto Rico. They are national networks, and thus the scope of the restrictions contained in this paragraph are national in scope, including Puerto Rico. YPNET and EGB agree that these restrictions are reasonable as to territory and subject matter addressed give the networks of providers and pricing structure it and its Members will receive as a result of this agreement.

     (ix) All parties hereto acknowledge that, in the event of a breach of the provisions contained in either of the two preceding paragraph, the amount and extent of any resulting damage to the other party would be difficult, if not impossible, to ascertain. Accordingly, the offended party may enforce its rights under such paragraph by seeking from any court of competent jurisdiction an injunction that prohibits the alleged offending party from engaging in any of the activities or practices which are deemed a breach of such provisions. The parties agree that, in any such proceeding, the offended party shall not be required to establish any irreparable harm in order to be entitled to injunctive relief. Upon finding that a party has breached the applicable of the foregoing two paragraphs of this Agreement, the court shall conclusively presume that the other party has suffered irreparable harm sufficient for the entry of an injunction, and subsequent to such injunction either party may audit the books and records of the other party if necessary as part of a determination of monetary damages. In the event that an unsupported action is brought hereunder, the party bringing the action is liable for payment of the legal costs of defense incurred by the party improperly charged. The terms of this paragraph shall survive the termination of this Agreement, regardless of the reason for such termination.

     (x) It is expressly understood and agreed that, notwithstanding the title of this agreement, the relationship of each party to each other is that of an independent contractor and that neither this Agreement nor the services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create, expressly or by implication, any employer-employee relationship, partnership, joint venture or other relationship other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of the Agreement. Accordingly, each party hereto acknowledges and agrees that he shall not be entitled to any benefits provided by any other party to their respective employees or affiliates (including, without limitation, such items as health and disability benefits). In addition, each party hereto shall have sole and exclusive responsibility for the payment of all federal, state and local income taxes, for all employment and disability insurance and for Social Security and other similar taxes with respect to any compensation provided by hereunder. Each party further agrees that if such party pays or becomes liable for such taxes or related civil penalties or interest as a result of a failure another party to pay taxes or report same, the party failing to pay such taxes shall indemnify and hold the party or parties paying such taxes harmless for any such liability. Each party hereto expressly assumes and accepts all responsibilities that are imposed on independent contractors by any statute, regulation, rule of law or otherwise. No party hereto is authorized to bind any other party hereto, or to incur any obligation or liability on behalf of any other party, except as expressly set forth in writing.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                                               9/22/03

YP Net, Inc., By                              /s/  DeVal  Johnson,  Director
                                              --------------------------------
EBG Consulting Inc., By                       /s/  Stuart  Benson,  President
                                              --------------------------------
CHG Allied, Inc., By                          /s/  G  E  Spalding,  CEO
                                              --------------------------------

                                                                       Exhibit A

[GRAPHIC OMITTED]                           3081 Holcomb Bridge Road   Suite C-2
COMPREHENSIVE                                       Norcross, Georgia 30071-1319
HEALTH GROUP                                   (800) 669-8682     (770) 448-4677
                                                              Fax (888) 774-0456
                                                     email: office@chgallied.com


Re; CHG Members receive nearly 30% Discount from YP.Com!

Dear Comprehensive Health Group Provider,

As part of our ongoing effort to bring you more business and improve the efficiency of your practice, Comprehensive Health Group is proud to announce that it has successfully negotiated a more than 30% discount for you on a unique business marketing program through YP.Com. Through the YP.Com program, your practice's name, contact info and additional information regarding your practice will be positioned via the Internet in a Preferred Listing Position for maximum exposure.

With approximately 150 Million page views of distribution per month, YP.Com is an industry leader as national Internet Yellow Page Company. YP.Com's service will allow your practice to have maximum exposure to potential customers at a very affordable rate. This is further emphasized by the fact that more than 250,000 businesses across the nation have already chosen to become YP.Com Preferred Listing Customers. This Preferred Listing Customers status is what we have successfully negotiated to be offered to you at nearly a 30% discount.

YP.Com services are also found through the most popular search engines including:

AltaVista    Excite     MSN            Netscape
Juno         Netzero    Web Crawler    Explorer
Yahoo        Lycos      Dogpile        ZNNet and more


For only $19.95 per month (regularly $29.95 per month) you as a CHG Member can receive a Preferred Listing Customers status which includes:

  -  Priority Listing Position
  -  Mini Web page
  -  40 Word Business Description
  -  E-Mail Link
  -  Website Link
  -  Distribution Network of approx. 150 Million Page Views per Month
  -  Additional Bonus Enhancements such as Call Button
  -  Mapping & Driving Directions

We realize that the current economic climate requires monetary restraint. But for a nominal monthly fee your practice will now receive the benefit of being able to be found and viewed by over 40 million viewers. Please review the enclosed information. The YP.Com signup check is yours to keep as an additional part of the discount that we negotiated for you. Just cash the check and you are signed up for the service.

We at CHG hope you take advantage of this unique offer. CHG is also adding new clients every month for our PPO Adjustment/Discount cards. Our staff is always available to assist you if necessary. Please visit us online for updates and news at www.chgallied.com and www.camhealthpartners.com.
        -----------------     --------------------------

If you have any questions concerning this offer, please feel free to call me at 800-669-8682.

Wishing you the very best in your practice,

Lee Gerber
Comprehensive Health Group, President

[GRAPHIC OMITTED]                           3081 Holcomb Bridge Road   Suite C-2
COMPREHENSIVE                                       Norcross, Georgia 30071-1319
HEALTH GROUP                                   (800) 669-8682     (770) 448-4677
                                                              Fax (888) 774-0456
                                                     email: office@chgallied.com


RE: YP.Com service highly recommended.

Dear Comprehensive Health Group Provider,

     We have successfully negotiated a huge discount of more than 30% off for all of our CHG members from the nations most successful Internet Yellow Page company, YP.Com.

     We strongly advice that you accept this offer by cashing the enclosed check as we believe that YP.Com's internet yellow pages service will greatly benefit and help your company's growth.

     We at CHG hope you take advantage of this unique offer. CHG is also adding new clients every month for our PPO Adjustment/Discount cards. Our staff is always available to assist you if necessary. Please visit us online for updates and news at www.chgallied.com and www.camhealthpartners.com.
               -----------------     -------------------------

If you have any questions concerning this offer, please feel free to call me at 800-669-8682.

Wishing you the very best in your practice,


Lee Gerber
Comprehensive Health Group, President

[GRAPHIC OMITTED]                  Yellow-Page.Net's Sign-Up Advantage

                                    Simply deposit the Sign-Up Check and receive
                                      priority placement on our site!*
       YP.net                           Could there be an easier way to sign-up?
                                         (You will be billed monthly.*)
www.yp.com & www.yellow-page.net
                                          Next, we call you to get information
                                          for your Mini-Webpage(TM).

                                           Then, we send a Confirmation Card to
AMERICA'S LOCAL YELLOW PAGES(TM)           your Marketing/ Accounting Department
Find what you need - when you need it.     as a reminder of your sign-up and
                                            that monthly billing is about to
                                            begin.

------------------------------------         As always, Yellow-Page.Net strives
                                              for 100% customer satisfaction.
  "We thought about calling you at            Try our service for 120 days and
 home during dinner but decided to             if you're not completely
    send you a check instead!"                 satisfied, we'll refund your
                                                money.  It's as simple as that!
      Thanks for taking time
     to consider our offer.*
------------------------------------

Not affiliated with any phone company.

     *See Terms of Offer.

   YELLOW-PAGE.NET'S INTERNET ADVERTISING PACKAGE         "YP's customer service
                                                           is top-notch. I
                  IN A NUTSHELL                            called about my
                                                           service and was
Preferred Listing                                YP.NET    walked through the
                                                           process by a
Your  business  will be listed above the "All Listings"    knowledgeable and
section  in a priority position. Your Preferred Listing    courteous individual.
will  be  bigger,  bolder  and  include  links  to your    Great job YP!
Mini-Webpage(TM), Mapping & Driving Directions, as well
as  a  link to our Click2Call feature that enables your    Jen
customers  to contact you immediately from your Listing    El Cajon, CA
and  we  pay  for  the  call!

Mini-Webpage(TM)
Your  Mini-Webpage(TM)  is  what can set you apart from
your competitors. Not only are you able to include your   "It's great! I didn't
business hours, additional phone numbers, links to your    even have a computer
website  and  e-mail,  but you have the ability to tout    when I started
your  company's unique accomplishments and specialties.    advertising with
Let  your customers know exactly what you do and how it    Yellow-Page.Net. I
will benefit them. You may call our toll-free number at    really like my Mini-
any  time  to update your Listing and Mini-Webpage(TM).    Webpage. It's been a
                                                           great way for new
LISTING DISTRIBUTION                                       clients to find
Not  only  will  your  Preferred  Listing  be  viewable    me on the web."
through www.yellow-page.net and www.yp.com, but also at
dozens  of  other directory sites on the Internet at no    Jennifeur
additional  cost  to  you! Currently that represents 50    Queen Creek, AZ
Million  page  views  of  distribution  per  month  and
climbing!                                                  Results will vary.

     100% satisfaction guaranteed or your money back! (See Terms of Offer.)
                     Not affiliated with any phone company.

[GRAPHIC YELLOW-PAGENET             MEMBER  MEMBER          CHECK US OUT AT
OMITTED] Solicitation Center        YELLOW    ADP     http://www.yellow-page.net
         806 Buchanan #115-250      PAGES   Since                 or
         Boulder City, NV 89005     I.M.A.   1898          http://www.yp.net
         1-800-300-3209          "Not affiliated with
                                  any local or long
                              distance telephone company."

Dear Advertiser:
     The enclosed Bank Check is real, so be sure to cash it right away! It's Yellow-Page.Net's dramatic way of celebrating and alerting companies, like yours, that this yellow page data is currently receiving a tremendous amount of page views every day. That means that thousands of people across the country are currently using this user friendly resource. Your company could be getting some of this exposure!
     When you cash or deposit the enclosed check, your company signs up for and will receive a preferred priority placement listing subscription in the Yellow-Page.Net web site. The $3.25 check is an incentive to you for accepting this Internet yellow page listing service offer with the No-Risk Guarantee. Plus, when you list your company through this offer, your company will be placed in a priority position. This preferred priority placement listing entitles your company to be listed in a premium section above all of the listings in the All Listings section.
     This unique priority advertising program, available around the clock worldwide through the Internet, also includes a Mini Web Page featuring your business' information. Plus, order now by cashing the check and we will list your fax number, toll-free number, your e-mail and Web Site addresses, business hours and up to 40 words promoting your business in your Mini Web Page. Just call our toll-free number shown above or on your Order Confirmation Card which will be mailed to you shortly after you cash the check, and provide us the additional information. For your convenience, we will also attempt to gather this information by calling you at your phone number shown on the enclosed check. Don't worry if your company doesn't have an e-mail address or Web Site, Yellow-Page.Net can fulfill all of your company's needs, just call us for additional pricing and other information.
     Stop and think for a second! What would happen to your company's share of the market if your competitors order before you do, and gain a market advantage over your company? Or worse yet - what if your company doesn't order by cashing this check, and never receives the Internet marketing advantages that your competition may have! Can your company afford to allow its competition this advantage when it costs so little if you respond now?
     It's 24-hour priority advertising you can't afford to be without. If you only get one additional customer - would this cover such a small cost? Simply ask yourself if your customers would scroll through all of your competitors' listings in the All Listing section in order to find your company? Wouldn't you and your customers prefer for your company to be listed in a preferred priority placement position?
     Applying for immediate preferred priority advertising placement is easy. Simply cash or deposit the $3.25 check, an incentive for ordering this No-Risk advertising service. Can your company afford to allow the competition to gain an advantage when it costs only $19.95 per month if you respond now? You will even be conveniently billed either on your local phone bill, by direct debit from the company checking account that you deposit this enclosed check into in order to sign up for this service, on your utility bill or by other means.
     Furthermore, if you are not satisfied with the service that we provide, you are protected by our No-Risk Guarantee. Just call the Yellow-Page.Net's toll-free number provided above or on your Order Confirmation Card within 120 days of cashing this check in order to cancel and receive a full refund for any reason.

     So, simply be sure to cash or deposit your check right away. Don't let your competition have an advertising advantage!

                                              Sincerely,
                                              /s/ Brian Johnson
                                              Brian Johnson


                                 TERMS OF OFFER
                                 --------------
1. The enclosed check is a real check. By cashing or depositing the check Advertiser requests a priority placement web site advertisement and authorizes billing in accordance with the following Terms. An Order Confirmation Card confirming your order will be mailed within 80 days of cashing the check.
2. This Internet advertisement directory publication through the Yellow-Page.Net website is offered by Telco Billing, Inc. of NV, an independent publisher utilizing the licenced trade name of Yellow-Page.Net, and is not affiliated with AT&T, G.T.E., SWBell, Qwest, Ameritech, Inc., or any local or long distance telephone company and is published and globally accessible only on the Internet through YP.Net & Yellow-Page.Net nearly 24 hours a day 365 days a year.
3. Publisher's, its respective agents', resellers', billers', partners', associates', joint ventures' and employees' liability under this agreement shall at most be limited to the charges paid for that advertisement item offered on the face of this agreement. Advertiser waives any claims of misrepresentation concerning the subject matter addressed herein. Advertiser grants Publisher the right to modify classification to conform to our standard classifications.
4. Publisher, its respective agents, resellers, billers, partners, associates, joint ventures and employees shall be indemnified and held harmless by Advertiser with respect to any claims of infringement or similar claims in connection with any material, including trademarks, service marks, copyrighted material etc., supplied by Advertiser, including addition information gathered by Publisher via telephone after the initial order is placed by cashing the check.
5. Publisher warrants only that the advertisement will be published through its Internet Yellow Page directory accessible through www.Yellow-Page.Net and no verbal statement, other warranty or guarantee expressed or implied, including that of merchantability, benefits, results, fitness for any particular purpose, is being made herein or shall be considered made though intended subsequent information gathering telephone calls or Confirmation Cards.
6. This agreement shall be governed by and interpreted in accordance with the laws of the state of Nevada with any disputes settled by arbitration.
7. This agreement shall not without the express written prior consent of the publisher be transferred or assigned. Termination or suspension of advertiser's telephone service, modification of address, relocation or moving shall not warrant an adjustment in charges.
8.   The  advertising  fee  is  only  $19.95  per  month,  per  listing,  per
                                ------------------------
     classification, and will be billed by Telco Billing Inc. of NV ("Yellow-Page.Net"), preferably on your local phone bill through ESBI, Integretel, ACI or other. Alternatively, the fee may be billed by direct invoice, on your utility bill, credit card or by other methods. You also agree that we may bill the fee by ACH debit from the account that the enclosed check has been deposited into in accordance with the rules governing the ACH network. User may revoke its ACH debit authorization or change billing method at any time by calling customer service.
9. Directory Advertising shall continue on a month by month basis until cancelled by Advertiser at the then current rate, terms and conditions. Advertiser has 120 days from depositing this check to request and receive a full refund for any reason. Rates are subject to change upon 30 days written notice. For all customer service questions including cancellations, changes in billing methods or modifications or additions to your advertisement, please call 1-800-300-3209.
                                     (C) 1998 T.B.I. 030603 All rights Reserved.
                                     "Walking Fingers" logo is a Registered Mark in NV. of M&M. Used with permission.

--------------------------------------------------------------------------------
        YELLOW-PAGE.NET                   FIRST STATE BANK
     806 BUCHANAN #115-250              LAKE LILLIAN, MN 56253
     BOULDER CITY, NV 89005                 75-1131/919
        1-800-300-3209


PAY TO THE
BEARER OR                                                              $ **3.25
         --------------------------------------------------------------

 Three and 25/100****************************************************  DOLLARS
---------------------------------------------------------------------- Security
                                                                       features
                                                                       included.
                                                                       Details
                                                                       on back
                                                                       1754103


MEMO                                                     /s/ Sara Davis
---------------------------                             ------------------------

--------------------------------------------------------------------------------


Record No.                                           Check Date:       Check No.
--------------------------------------------------------------------
      ITEM                   DESCRIPTION                    AMOUNT
--------------------------------------------------------------------
Yellow Pages Advertisement   Discount Incentive             $3.25
Solicitation                                             -----------
                                             Check Total    $3.25



Advertiser:




First State Bank        See Terms of Offer and back of Sign-Up Check.       3.25

Please list my company's information as shown on this check on the Yellow-Page.Net Internet website. I am over 18, and authorized to place this advertisement by depositing this check and by doing so I agree to pay
$19.95 per month for this advertisement. I agree to the Terms of Offer which were enclosed with this check and authorize Telco Billing, Inc. to bill such fees in advance, on the company's phone bill or by debiting the fee from the company's bank account into which this check is deposited or by other methods, according to the Terms. I understand that I can cancel and receive a full refund by simply calling 1-800-300-3209 within 120 days.


X


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DO  NOT WRITE,  STAMP  OR  SIGN  BELOW  THIS  LINE
RESERVED  FOR  FINANCIAL  INSTITUTION  USE*
-------------------------------------------------------




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Billing  Ph.  #<<phone>>

*FEDERAL  RESERVE  BOARD  OF  GOVERNORS  REG.  CC

-------------------------------------------------------
[GRAPHIC   Security Items. Micro Print Signature Line &
OMITTED]   Endorsement Line, Padlock Icon on the front
           and Original Document, Security Screen on
           the back.
-------------------------------------------------------